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                                                                    Exhibit 23.1








INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Key Technology, Inc.

We consent to the incorporation by reference in Registration Statement Nos. 33-71108 and 33-32396 of Key Technology, Inc. on Form S-8 of our report dated October 31, 1997, appearing in this Annual Report on Form 10-K of Key Technology, Inc. for the year ended September 30, 1997.




DELOITTE & TOUCHE LLP

Portland, Oregon
December 18, 1997



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